Minnesota Corn Processors, LLC Presentation to the Board of Directors

Disclaimer The following materials (the "Presentation") were prepared for the Board of Directors of Minnesota Corn Processors, LLC ("MCP" or the "Company") which has requested that ING Capital LLC ("ING Capital") provide its opinions as to the fairness, from a financial point of view, to the holders (the "Class A Members") of the Class A units of membership interest in the Company (the "Class A Units") of the consideration to be received in the proposed merger (the "Proposed Transaction") with Archer-Daniels-Midland Company ("ADM" or the "Buyer"). In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used or reviewed by, or discussed with, us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that, and have been advised by the management of the Company that, the Company's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company's management as to the future financial condition and results of operations of the Company. We have assumed, with your consent, that the Proposed Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement, and that in the course of obtaining the necessary regulatory or third party approvals and consents for the Proposed Transaction, no material delay, limitation, restriction or condition will be imposed. We have not made or obtained any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise). We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon information available to us and economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. This letters and the opinions expressed herein are solely for the information of the Board of Directors of the Company in its evaluation of the Proposed Transaction. This opinion does not address the Company's underlying business decision to approve the Proposed Transaction or constitute a recommendation to the Class A Members as to how such they should vote or as to any other action they should take regarding the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may, if required by law, include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Class A Members.

Table of Contents 1. Introduction 2. Summary of Proposed Transaction 3. Summary Background of Proposed Transaction 4. Overview of MCP Company Overview Trading Price History Historical and Projected Financial Data 5. Analysis of Proposed Transaction Appendix A. Form of Fairness Opinion Letter

Introduction ING Capital LLC has been retained by Minnesota Corn Processors, LLC ("MCP" or the "Company") to provide its opinions as to the fairness, from a financial point of view, to the holders (the "Class A Members") of the Class A units of membership interest in the Company (the "Class A Units") of the consideration to be received in the proposed merger (the "Proposed Transaction") with Archer-Daniels-Midland Company ("ADM" or the "Buyer"). In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following: a draft of the Merger Agreement dated June 25, 2002 (we have assumed, with your consent that the terms of the final Merger Agreement will not differ in any material respect from the draft thereof dated June 25, 2002); certain publicly available financial statements and other business and financial information concerning the Company and the trading market for the Class A Units; certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company; certain publicly available information concerning certain other companies engaged in businesses whose operations we considered relevant in evaluating those of the Company and the trading markets for certain of such other companies' securities; and the financial terms of certain recent business combinations which we believe to be relevant. We have also met with certain officers and employees of the Company concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

Introduction MCP is a Colorado limited liability company whose membership interests, based on the most recently available trading data, are valued at approximate $195.2 million (a). ADM currently owns all of the outstanding non-voting Class B units of the Company which represents a 30% membership interest in the Company. For the latest twelve months ended March 31, 2002, Sales, EBITDA, and Net Income (pretax) were $611.1 million, $84.7 million, and $20.4 million, respectively. As of March 31, 2002, MCP had net debt of $254.1 million. For the year ending December 31, 2002, MCP is currently projecting Sales, EBITDA and a Net Loss (pretax) of $598.6 million, $54.6 million, and $9.5 million, respectively. The merger consideration of $2.90 per share in cash represents a 190% premium to the Company's latest trading price as of May 23, 2002 according to MCP's Website. (a) Based on the most recently reported trading data of the Class A Units on May 23, 2002 of $1.00 per unit according to MCP's website. Assumes the same valuation for the nonvoting Class B units as the Class A units. Executive Summary

Summary of Proposed Transaction

Summary of Key Terms of the Proposed Transaction Summary of Proposed Transaction $2.90 per share in cash. Consideration Offered: ADM will offer to purchase all Class A Units of the Company (approximately 136.9 million) through a cash merger pursuant to which the Class A Units will be converted into the right to receive $2.90 per unit in cash Merger of MCP into ADM Taxable transaction Transaction Structure: Affirmative vote of 2/3 of the voting members Regulatory clearance (HSR) Other customary conditions Principal Conditions to Closing: Estimated Closing Date of Merger Transaction: August 31, 2002 Treatment of Loss Allocation: Applicable monies owed to the Company by certain Class A Members arising from the loss allocation will be deducted from the proceeds such Members shall be entitled to receive pursuant to the Merger Agreement Other Key Terms: "Drop Dead" date of [__] Non-solicitation of alternative acquisition proposals MCP Board has ability to approve any superior proposal consistent with its fiduciary obligation No break-up fee for acceptance of a superior offer

Summary Background of Proposed Transaction

August 27, 1997 ADM purchased a 30% nonvoting ownership interest in MCP for $120 million. January 5, 2000 Minnesota Corn Processors, Inc. files to convert to a Colorado LLC. April 2002 ADM initiates initial discussions with MCP expressing its interest in acquiring the Company. April 2002 ADM continues its pursuit of MCP and meets with senior management continuing preliminary discussions. April 17, 2002 MCP hires Morgan Lewins & Co. and ING Capital as its financial advisors regarding a potential transaction with ADM. April 2002 ADM signs confidentiality agreement. May 2002 MCP and ADM meet in person to discuss issues regarding a possible acquisition. ADM conducts preliminary due diligence at MCP's facilities. May 8, 2002 MCP and ADM both announce that they have engaged in preliminary discussions regarding the potential sale of MCP to ADM. June 6, 2002 Letter of Intent signed with ADM (price and other terms to be determined) June 2002 Preliminary HSR filing. June 24, 2002 ADM verbally offers $2.80 per unit for all outstanding Class A Units of MCP. June 25, 2002 ADM raises its offer to $2.90 per Class A Unit. Summary Background of Proposed Transaction

Overview of MCP

Overview of MCP MCP is an industry leader in the corn processing and ethanol production businesses 4th largest corn wet milling company in the US based upon grind capacity 2nd largest ethanol producer in the US Selected Financial Data for the Year Ended December 31, 2001: Sales: $620.4 million EBITDA: $88.1 million Net Income (pretax): $21.4 million Selected Balance Sheet Data as of March 31, 2002: Total Assets: $593.8 million Total Debt: $257.1 million Members' Equity: $283.4 million Owned 70% by approximately 5,400 formerly cooperative "member-owners" and 30% by ADM However, 100% of voting control is maintained by the members Company operates two large state-of-the-art corn wet mill facilities with an annual grinding capacity of 141 million bushels Marshall, MN facility (56.3 million bushel capacity) Columbus, NE facility (84.7 million bushel capacity) Strategic plant locations with a negative corn basis Company Overview

Overview of MCP

Monthly Price / Volume Graph (January 2001 - May 2002) Overview of MCP Overview of MCP

Summary Income Statement - Historical Overview of MCP Overview of MCP

Summary Income Statement - Projections Overview of MCP Overview of MCP

Summary of Projection Assumptions Overview of MCP

Summary Balance Sheet Overview of MCP Overview of MCP

Analysis of Proposed Transaction

Analysis of Proposed Transaction

Summary Transaction Multiples

				Mean	Mean
Summary Transaction Multiples				Comparable	Comparable
				M&A	Public Co.
				Multiples	Multiples
		Current Price	Offer Price

Class A Units		$1.00	$2.90
Class B Units (a)		$1.00	$2.90

Premium
Current (May 2002)	$1.00	0.0%	190.0%
1-Yr High (11-2001)	$1.32	-24.2%	119.7%
1-Yr Low (08-2001)	$0.80	25.0%	262.5%

Equity Value		$195.2	$566.2
Enterprise Value (b)		$449.3	$820.3

Fully Diluted Enterprise Value as a Multiple of:

LTM Revenues	$611.1	0.7x	1.3x	0.6x	0.7x
FY-02E Revenue	$598.6	0.8x	1.4x	NA	0.7x

LTM EBITDA	$84.7	5.3x	9.7x	7.2x	6.4x
FY-02E EBITDA	$54.6	8.2x	15.0x	NA	6.6x

LTM EBIT	$37.5	12.0x	21.9x	9.9x	11.9x
FY-02E EBIT	$8.5	52.9x	96.5x	NA	10.8x

Offer Price as a Multiple of:

LTM EPS (c)	$0.06	15.5x	44.8x	16.9x	19.6x
FY-02E EPS (c)	-$0.05	NM	NM	NA	15.0x
Book Value — (Mar-31-02)	$283.4	0.7x	2.0x	1.5x	1.2x

(a)	Assumes Class B units are valued at the same price for purposes of calculating equity value.

(b)	Enterprise Value = Equity Value + Net Debt. Net Debt is defined as Debt less Cash and is $254.1 million as of 03-31-02.

(c)	Calculated on an after-tax basis assuming a tax rate of 38%.

Analysis of Proposed Transaction Valuation Methodology Summary We employed the following four financial valuation methodologies in our analysis

Analysis of Proposed Transaction

Comparable Company Analysis

Capitalization and Operating Data

				Market Capitalization
			% of
($ millions)	Ticker	Price	52-Wk	Equity	Cash &	Minor.	Total	Firm
Company	Symbol	06/26/02	High	Value	Equiv.	Interest	Debt	Value

Archer-Daniels-Midland	ADM	$12.65	80.10	8,254	1,030	—	4,502	11,726
Bunge	BG	$21.15	84.90	2,109	205	493	1,813	4,210
Corn Products	CPO	$30.55	82.60	1,094	41	97	721	1,871
Gruma S.A de C.V.	GMK	$4.20	73.68	461	59	263	715	1,380
Midwest Grain Products	MWGP	$13.66	91.80	112	28	—	22	105
Penford Corp.	PENX	$16.00	81.60	126	—	—	103	229
Tate & Lyle	TATE	$5.62	99.50	2,717	201	57	1,154	3,726

High			99.50	8,254	1,030	493	4,502	11,726

Median			82.60	1,094	59	57	721	1,871
Mean			84.88	2,125	224	130	1,290	3,321

Low			73.68	112	—	—	22	105
MCP		$1.00		195.2	3.0	—	257.1	449.3
MCP at Offer Price		$2.90		566.2	3.0	—	257.1	820.3

[Additional columns below]

[Continued from above table, first column(s) repeated]

Capitalization and Operating Data

	LTM Operating Results (a)					LTM Operating Margins (%)

($ millions)				Net				Net
Company	Sales	EBITDA	EBIT	Inc. (b)	EPS (b)	EBITDA	EBIT	Income

Archer-Daniels-Midland	21,730	1,446	884	468	0.71	6.7%	4.1%	2.2%
Bunge	11,696	727	555	178	2.30	6.2%	4.7%	1.5%
Corn Products	1,864	278	158	56	1.56	14.9%	8.5%	3.0%
Gruma S.A de C.V.	1,940	227	117	40	0.36	11.7%	6.0%	2.0%
Midwest Grain Products	221	33	12	7	0.88	14.7%	5.2%	3.3%
Penford Corp.	209	31	13	3	0.36	15.0%	6.2%	1.3%
Tate & Lyle	5,878	502	310	146	0.30	8.5%	5.3%	2.5%

High	21,730	1,446	884	468	2.30	15.0%	8.5%	3.3%

Median	1,940	278	158	56	0.71	11.7%	5.3%	2.2%
Mean	6,220	463	293	128	0.92	11.1%	5.7%	2.3%

Low	209	31	12	3	0.30	6.2%	4.1%	1.3%
MCP	611.1	84.7	37.5	12.6	$0.06	13.9%	6.1%	2.1%
MCP at Offer Price	611.1	84.7	37.5	12.6	$0.06	13.9%	6.1%	2.1%

(a)	From continuing operations and excluding non-recurring charges and goodwill amortization for the LTM

(b)	MCP’s net income figure is adjusted to reflect a tax rate of 38%.

Valuation and Leverage Statistics

	Sales Multiple			EBITDA Multiple
($ millions)
Company	LTM	2002E	2003E	LTM	2002E	2003E

Archer-Daniels-Midland	0.5x	0.5x	0.5x	8.1x	7.9x	5.2x
Bunge	0.4x	0.4x	0.3x	5.8x	6.0x	5.9x
Corn Products	1.0x	1.0x	1.0x	6.7x	6.7x	6.3x
Gruma S.A de C.V.	0.7x	0.7x	NA	6.1x	6.1x	NA
Midwest Grain Products	0.5x	NA	NA	3.2x	NA	NA
Penford Corp.	1.1x	0.9x	NA	7.3x	5.5x	NA
Tate & Lyle	0.6x	0.6x	0.6x	7.4x	7.1x	6.6x

High	1.1x	1.0x	1.0x	8.1x	7.9x	6.6x

Median	0.6x	0.7x	0.6x	6.7x	6.4x	6.1x
Mean	0.7x	0.7x	0.6x	6.4x	6.6x	6.0x

Low	0.4x	0.4x	0.3x	3.2x	5.5x	5.2x
MCP	0.7x	0.8x	0.7x	5.3x	8.2x	7.0x
MCP at Offer Price	1.3x	1.4x	1.2x	9.7x	15.0x	12.7x

[Additional columns below]

[Continued from above table, first column(s) repeated]

Valuation and Leverage Statistics

	EBIT Multiple			P/E			P/BV
($ millions)
Company	LTM	2002E	2003E	LTM	2002E	2003E	LTM

Archer-Daniels-Midland	13.3x	13.2x	8.3x	17.8x	16.2x	14.1x	1.3x
Bunge	7.6x	7.9x	7.8x	9.2x	11.0x	9.9x	1.1x
Corn Products	11.9x	12.2x	11.1x	19.6x	19.2x	14.7x	1.1x
Gruma S.A de C.V.	11.8x	NA	NA	11.6x	NA	NA	0.4x
Midwest Grain Products	9.2x	NA	NA	15.5x	NA	NA	1.1x
Penford Corp.	17.6x	10.0x	NA	44.4x	12.7x	NA	1.9x
Tate & Lyle	12.0x	10.9x	9.8x	18.7x	15.7x	13.6x	1.6x

High	17.6x	13.2x	11.1x	44.4x	19.2x	14.7x	1.9x

Median	11.9x	10.9x	9.1x	17.8x	15.7x	13.9x	1.1x
Mean	11.9x	10.8x	9.3x	19.6x	15.0x	13.1x	1.2x

Low	7.6x	7.9x	7.8x	9.2x	11.0x	9.9x	0.4x
MCP	12.0x	52.9x	24.7x	15.5x	NM	199.0x	0.7x
MCP at Offer Price	21.9x	96.5x	45.1x	44.8x	NM	577.2x	2.0x

Analysis of Proposed Transaction

Comparable Company Analysis

US$ in millions,	MCP	Selected Range		Implied			Implied		Implied
except per share amounts	Operating	of Multiples (a)		Enterprise Values		Net	Equity Values		Per Share Values
	Data	Low	High	Low	High	Debt	Low	High	Low	High
Firm Value to:
Sales:
LTM	$611.1	0.5x	1.0x	$305.6	$611.1	$254.1	$51.5	$357.0	$0.26	$1.83
FY 2002E	$598.6	0.5x	0.9x	$299.3	$538.7	$254.1	$45.2	$284.6	$0.23	$1.46

EBITDA:
LTM	$84.7	5.8x	7.4x	$491.3	$625.9	$254.1	$237.2	$371.8	$1.21	$1.90
FY 2002E	$54.7	6.0x	7.0x	$328.4	$384.9	$254.1	$74.3	$130.8	$0.38	$0.67

EBIT:
LTM	$37.5	9.2x	13.3x	$345.0	$498.8	$254.1	$90.9	$244.7	$0.47	$1.25
FY 2002E	$8.5	10.0x	12.2x	$84.5	$102.9	$254.1	NM	NM	NM	NM

Equity Value to:
Net Income:
LTM(b)	$12.6	11.6x	19.6x				$146.2	$247.0	$0.75	$1.26
FY 2002E (b)	($5.9)	12.7x	16.2x				NM	NM	NM	NM

Book Value:
3/31/2002	$283.4	1.1x	1.6x				$311.7	$453.4	$1.60	$2.32

Reference Range									$0.23	$2.32

ADM Offer Price									$2.90

(a)	High and low range of values are taken from the Comparable Company Analysis sample excluding the highest value and the lowest value.

(b)	Calculated on an after-tax basis assuming a tax rate of 38% for comparison purposes.

Analysis of Proposed Transaction

Selected M&A Transactions Involving Commodity Food Companies

US$ in millions
Acquiror	Target	Date	Market Value		Enterprise Value/LTM			Equity Value/LTM

	Target Description	Announced	Equity	Enterprise (a)	Rev.	EBITDA	EBIT	NI	Book Value

Hicks, Muse, Tate &	Swift & Company	05/21/02	NA	$1,161.0	0.1x	5.3x	NA	NA	NA

Furst and Booth Creek	Meat Processor

Abengoa SA	High Plains Corp.	11/01/01	$100.1	$114.6	0.7x	8.7x	12.5x	20.3x	1.4x

	Ethanol producer

Cargill, Inc.	Cerestar	10/30/01	$766.3	$1,166.5	0.7x	10.6x	NM	NM	0.8x

	Manufacturer of grain-based starches and sweetners

Sudzucker	Saint Louis Sucre	06/29/01	NA	$1,358.4	1.5x	9.0x	11.4x	NA	NA

	Sugar producer

Land O' Lakes, Inc.	Purina Mills, Inc.	06/18/01	$231.0	$358.4	0.4x	5.7x	NM	NM	1.1x

	Animal feed producer

Tyson Foods, Inc.	IBP, Inc.	01/01/01	$2,900.0	$4,605.0	0.3x	7.2x	10.1x	19.0x	1.5x

	Meat Processor

Cargill, Inc.	Agribrands International, Inc.	12/04/00	$575.8	$433.8	0.4x	4.8x	6.7x	14.0x	1.3x

	Animal feed producer

Imperial Holly	Savannah Foods and Industries	09/12/97	$584.2	$611.2	0.5x	6.6x	9.0x	14.3x	2.9x

	Sugar producer

				Median	0.5x	6.9x	10.1x	16.6x	1.4x

				Mean	0.6x	7.2x	9.9x	16.9x	1.5x

(a)  Enterprise value equals market value of equity plus short-term debt, long-term debt, preferred stock and minority interest less cash equivalents.

Analysis of Proposed Transaction

Comparable Transaction Analysis

US$ in millions,		Selected Range of
except per share amounts		Valuation Multiples
		Implied by Recent
		Acquisitions of
	MCP	Comparable		Implied			Implied		Implied
	Operating	Companies (a)		Enterprise Values		Net	Equity Values		Per Share Values
	Data	Low	High	Low	High	Debt	Low	High	Low	High

Firm Value to:

Revenues:

LTM	$611.1	0.3x	0.7x	$166.0	$427.77	$254.1	NA	$173.67	NA	$0.89

EBITDA:

LTM	$84.7	5.7x	9.0x	$482.8	$758.7	$254.1	$228.7	$504.6	$1.17	$2.58

EBIT:

LTM	$37.5	9.0x	11.4x	$337.5	$427.5	$254.1	$83.4	$173.4	$0.43	$0.89

Equity Value to:

Net Income:

LTM(b)	$12.6	14.3x	19.0x				$180.2	$238.8	$0.92	$1.22

Book Value:

3/31/2002	$283.4	1.1x	1.5x				$322.9	$429.8	$1.65	$2.20

Reference Range									$0.43	$2.58

ADM Offer Price									$2.90

(a)  High and low range of values are taken from the Selected M&A Transactions sample excluding the highest value and the lowest value.

Analysis of Proposed Transaction

Discounted Cash Flow Analysis

		2002	2003	2004	2005	2006

Net Sales		$598,579	$687,026	$766,409	$826,964	$882,217

EBITDA		$54,578	$64,630	$85,326	$101,344	$125,144

D&A		$46,113	$46,456	$46,456	$46,456	$46,456

EBIT		$8,465	$18,174	$38,870	$54,888	$78,688

Estimated taxes @ a rate of	38%	$3,217	$6,906	$14,771	$20,858	$29,901

Debt-Free Net Income		$5,248	$11,268	$24,100	$34,031	$48,787

Plus:

D&A		$46,113	$46,456	$46,456	$46,456	$46,456

Less:

Capex		$25,000	$25,000	$30,000	$35,000	$35,000

Working Capital requirements @	11%	$(1,377)	$9,729	$8,732	$6,661	$6,078

Debt-Free Net Free Cash Flow		$27,739	$22,994	$31,824	$38,826	$54,165

	PV of FCFs	+	PV of Terminal Value using g's of			=	PV of Enterprise Value
WACC	2002 - 2006		0.0%	1.0%	2.0%		0.0%	1.0%	2.0%

12%	121,158		451,372	497,330	552,480		572,531	618,488	673,638

14.2%	114,002		386,891	420,818	460,400		500,892	534,820	574,402

16%	108,621		338,529	364,709	394,628		447,150	473,330	503,249

						–	Net Debt of	254,100

=	Total Equity Value

	0.0%	1.0%	2.0%

	318,431	364,388	419,538

	246,792	280,720	320,302

	193,050	219,230	249,149

=	Equity Value Per Share

	0.0%	1.0%	2.0%

	$1.63	$1.86	$2.15

	$1.26	$1.44	$1.64

	$0.99	$1.12	$1.27

	Total Range

	$0.99		$2.15

	Assumed Offer Price

		$2.90

Assumptions:

Corn Cost per bushel	$2.11	$2.25	$2.30	$2.40	$2.40

55 HFCS	$7.45	$7.95	$8.45	$8.95	$9.45

42 HFCS	$6.17	$6.67	$7.17	$7.67	$8.17

Corn Syrup	$7.33	$7.85	$8.33	$8.85	$9.33

Ethanol	$1.00	$1.05	$1.10	$1.15	$1.20

Analysis of Proposed Transaction

Discounted Cash Flow Analysis – Optimistic Scenario

OPTMISTIC SCENARIO		2002	2003	2004	2005	2006

Net Sales		$598,579	$703,879	$784,659	$856,329	$900,667

EBITDA		$54,578	$77,783	$99,376	$122,309	$139,394

D&A		$46,113	$46,456	$46,456	$46,456	$46,456

EBIT		$8,465	$31,327	$52,920	$75,853	$92,938

Estimated taxes @ a rate of	38%	$3,217	$11,904	$20,110	$28,824	$35,316

Debt-Free Net Income		$5,248	$19,423	$32,810	$47,029	$57,622

Plus:

D&A		$46,113	$46,456	$46,456	$46,456	$46,456

Less:

Capex		$25,000	$25,000	$30,000	$35,000	$35,000

Working Capital requirements @	11%	$(1,377)	$11,583	$8,886	$7,884	$4,877

Debt-Free Net Free Cash Flow		$27,739	$29,296	$40,381	$50,601	$64,200

	PV of FCFs	+	PV of Terminal Value using g's of			=	PV of Enterprise Value
WACC	2002 - 2006		0.0%	1.0%	2.0%		0.0%	1.0%	2.0%

12%	145,450		535,003	589,476	654,844		680,453	734,926	800,294

14.2%	136,669		458,574	498,788	545,703		595,243	635,457	682,372

16%	130,068		401,252	432,283	467,746		531,320	562,350	597,813

						–	Net Debt of	254,100

=	Total Equity Value

	0.0%	1.0%	2.0%

	426,353	480,826	546,194

	341,143	381,357	428,272

	277,220	308,250	343,713

=	Equity Value Per Share

	0.0%	1.0%	2.0%

	$2.18	$2.46	$2.79

	$1.74	$1.95	$2.19

	$1.42	$1.58	$1.76

	Total Range

	$1.42		$2.79

	Assumed Offer Price

		$2.90

Assumptions:

Corn Cost per bushel	$2.11	$2.25	$2.30	$2.40	$2.40

55 HFCS	$7.45	$8.15	$8.65	$9.15	$9.65

42 HFCS	$6.17	$6.87	$7.37	$7.87	$8.37

Corn Syrup	$7.33	$8.03	$8.53	$9.03	$9.53

Ethanol	$1.00	$1.10	$1.15	$1.25	$1.25

Analysis of Proposed Transaction
 Discounted Cash Flow Analysis – Pessimistic Scenario

PESSIMISTIC SCENARIO		2002	2003	2004	2005	2006

Net Sales		$590,479	$669,819	$741,109	$801,279	$856,517

EBITDA		$48,148	$51,123	$64,226	$79,859	$103,644

D&A		$46,113	$46,456	$46,456	$46,456	$46,456

EBIT		$2,035	$4,667	$17,770	$33,403	$57,188

Estimated taxes @ a rate of	38%	$773	$1,773	$6,753	$12,693	$21,731

Debt-Free Net Income		$1,262	$2,894	$11,017	$20,710	$35,457

Plus:

D&A		$46,113	$46,456	$46,456	$46,456	$46,456

Less:

Capex		$25,000	$25,000	$30,000	$35,000	$35,000

Working Capital requirements @	11%	$(2,268)	$8,727	$7,842	$6,619	$6,076

Debt-Free Net Free Cash Flow		$24,643	$15,622	$19,632	$25,547	$40,836

	PV of FCFs	+	PV of Terminal Value using g's of			=	PV of Enterprise Value
WACC	2002 - 2006		0.0%	1.0%	2.0%		0.0%	1.0%	2.0%

12%	87,837		340,303	374,952	416,531		428,140	462,789	504,368

14.2%	82,783		291,688	317,267	347,109		374,471	400,050	429,892

16%	78,983		255,227	274,965	297,522		334,210	353,948	376,505

						–	Net Debt of	254,100

=	Total Equity Value

	0.0%	1.0%	2.0%

	174,040	208,689	250,268

	120,371	145,950	175,792

	80,110	99,848	122,405

=	Equity Value Per Share

	0.0%	1.0%	2.0%

	$0.89	$1.07	$1.28

	$0.62	$0.75	$0.90

	$0.41	$0.51	$0.63

	Total Range

	$0.41		$1.28

	Assumed Offer Price

		$2.90

Assumptions:

Corn Cost per bushel	$2.11	$2.25	$2.30	$2.40	$2.40

55 HFCS	$7.45	$7.75	$8.05	$8.55	$9.05

42 HFCS	$6.17	$6.47	$6.77	$7.27	$7.77

Corn Syrup	$7.33	$7.63	$7.93	$8.43	$8.93

Ethanol	$0.95	$1.00	$1.05	$1.10	$1.15

Analysis of Proposed Transaction
 Discounted Cash Flow Analysis — WACC Calculations and Assumptions

		Tax	After	Capital
	Pretax	Effect	Tax	Structure	Component
Capital Class	Cost	(1-T)	Cost	%	Cost

Long Term Debt	7.0%	62%	4.3%	40%	1.7%

Equity	20.8%	NA	20.8%	60%	12.5%

				WACC =	14.2%

Cost of Debt:

Debt	Interest			Weighted
Obligations	Rate	$	%	Int. Rate

Series A	7.57%	21.43	9%	0.7%

Series B	7.72%	120.00	50%	3.8%

Series C	7.83%	45.00	19%	1.5%

Series D	4.45%	55.00	23%	1.0%

Other	7.00%	0.12	0%	0.0%

		241.55	100%	7.0%

CAPM-based Cost of Equity:

Ke = Rf +Beta *(ERP) + SCEP + Specific Risk Premium

=	4.85%	1.00	7.40%	4.70%	3.00%	20.0%

Bond Yield Plus Risk Premium-Based Cost of Equity:

Ke = Kd+Equity-to-Debt premium+SCEp+Specific Risk premium

=	7.0%	6.90%	4.70%	3.00%	21.6%

Assumptions:

Beta	1.00

Gov. Bond Yield	4.85%

Equity Risk Premium	7.40%

Small Company Equity Risk Premium	4.70%

Specific Company Risk Premium	3.00%

Equity to LT Corp. Bond Risk Premium	6.90%

Tax Rate	38%

Monthly Price / Volume Graph (January 2001 - May 2002) Implied Premium Over Recent Trading Price for the Class A Units Analysis of Proposed Transaction Analysis of Proposed Transaction

Analysis of Proposed Transaction

Implied Premium Analysis of MCP

Implied Premium
Offer Price per MCP Unit	$2.90

	AVG Monthly Trading	Implied
Date	$ per Unit	Premium

Jun-02	$1.08	169%
May-02	$1.02	184%
Apr-02	$0.92	217%
Mar-02	$0.96	201%
Feb-02	$1.00	190%
Jan-02	$1.06	175%
Dec-01	$1.10	164%
Nov-01	$0.98	195%
Oct-01	$0.91	219%
Sep-01	$0.97	198%
Aug-01	$1.01	186%
Jul-01	$0.94	207%
Jun-01	$0.95	205%
May-01	$0.92	217%
Apr-01	$0.89	227%
Mar-01	$1.03	183%
Feb-01	$0.94	208%
Jan-01	$0.99	192%

Analysis of Proposed Transaction Takeover Premium Analysis Takeover Premium Analysis

Analysis of Proposed Transaction
 Takeover Premium Analysis (cont’d)

				Premium	Premium
				1 day	1 week
				prior to	prior to	Premium
			Per	announce-	announce-	4 weeks
Date			Share	ment	ment	prior to
Announced	Target Name	Acquiror Name	Price	date	date	ann. date

06/28/99	Marshall Industries	Avnet Inc	$35.19	74.8%	99.7%	99.6%

06/30/99	CTG Resources Inc	Energy East Corp	41.00	15.1%	24.5%	52.2%

07/06/99	Scotsman Industries Inc	Berisford PLC	33.00	1.2%	48.7%	57.6%

07/26/99	Host Marriott Services	Autogrill SpA (Edizione Hldg)	15.75	61.5%	73.8%	101.6%

07/27/99	Standard Products Co	Cooper Tire & Rubber Co	36.50	46.0%	54.9%	35.8%

10/10/99	Authentic Fitness Corp	Warnaco Group Inc	20.80	18.4%	17.6%	24.2%

11/22/99	TJ International Inc	Weyerhaeuser Co Ltd	42.00	27.3%	32.7%	59.2%

01/25/00	CompUSA Inc	Grupo Sanborns (Grupo Carso)	10.10	6.3%	85.8%	92.4%

02/17/00	Shorewood Packaging Corp	International Paper Co	21.00	57.0%	69.7%	59.2%

02/22/00	Ascent Entertainment Group Inc	Liberty Media Group	15.25	50.6%	33.3%	28.4%

03/07/00	Duff & Phelps Credit Rating Co	Fitch IBCA	100.00	26.6%	25.2%	19.4%

06/20/00	Justin Industries Inc	Berkshire Hathaway Inc	22.00	23.1%	34.4%	23.9%

06/26/00	Lilly Industries Inc	Valspar Corp	31.75	146.6%	126.8%	113.5%

07/20/00	Detroit Diesel	DaimlerChrysler AG	23.00	7.6%	35.3%	77.8%

08/14/00	BHC Communications Inc	News Corp Ltd	165.00	16.4%	13.4%	10.0%

08/14/00	United Television Inc	News Corp Ltd	150.00	10.3%	8.3%	14.0%

09/25/00	Bush Boake Allen(Union Camp)	International Flavors	48.50	11.3%	11.8%	13.5%

10/16/00	Specialty Equipment Companies	United Technologies Corp	30.50	26.1%	25.1%	14.6%

11/03/00	Fairfield Communities Inc	Cendant Corp	16.00	14.8%	28.0%	51.5%

01/15/01	Rollins Truck Leasing Corp	Penske Truck Leasing Co LP	13.00	54.1%	61.2%	89.1%

02/06/01	Morrison Management Specialist	Compass Group PLC	40.00	20.9%	21.2%	25.6%

02/22/01	Sunglass Hut International Inc	Luxottica Group SpA	11.50	38.4%	36.3%	65.8%

03/16/01	Midcoast Energy Resources Inc	Enbridge Inc	27.00	7.1%	2.9%	19.5%

04/16/01	McNaughton Apparel Group Inc	Jones Apparel Group Inc	20.64	18.6%	26.7%	33.7%

07/31/01	XTRA Corp	Berkshire Hathaway Inc	55.00	5.2%	9.0%	9.3%

08/22/01	Arnold Industries Inc	Roadway Express Inc	21.75	4.8%	7.7%	11.7%

09/27/01	Gaylord Container Corp	Temple-Inland Inc	1.17	60.3%	46.3%	14.7%

01/30/02	Crossmann Communities Inc	Beazer Homes USA	46.48	53.8%	50.0%	40.9%

03/08/02	Wackenhut Corp	Group 4 Falck A/S	33.00	(4.1%)	(3.2%)	19.9%

03/27/02	Crestline Capital Corp	Barcelo Hotels & Resorts	34.00	8.3%	7.5%	10.3%

		Mean		30.3%	37.1%	43.0%

		Median		19.7%	30.3%	31.1%

*	Excludes financial institutions, technology companies and merger of equals.

Analysis of Proposed Transaction Valuation Summary The results of the four financial valuation methodologies we employed are summarized below:

Analysis of Proposed Transaction Summary Reasons Why This Deal Is Fair to the Class A Members from a Financial Point of View $2.90 per Class A Unit represents: A 190% premium over the recent trading price of $1.00 per unit The premium over market price for the public company acquisitions we analyzed 4 weeks prior to announcement ranged from 9.3% to 113.5% with an average of 43.0% 9.7x and 15.0x latest twelve months ("LTM") and estimated 2002 Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $84.7 million and $54.6 million, respectively The enterprise value as a multiple of latest twelve months EBITDA for the 8 acquisitions of commodity food companies that we analyzed ranged from 4.8x to 10.6x with an average of 7.2x The enterprise value as a multiple of latest twelve months and projected EBITDA for the Cerestar acquisition by Cargill in 2001 was 10.6x and 8.0x, respectively 2.0x book value as of March 31, 2002 The equity value as a multiple of book value for the 8 acquisitions of commodity food companies that we analyzed ranged from 0.8x to 2.9x with an average of 1.5x The equity value as a multiple of book value for the Cerestar acquisition by Cargill in 2001 was 0.8x

Appendix

Appendix A Form of Fairness Opinion